EXHIBIT 10.34

LOAN AGREEMENT

This LOAN AGREEMENT (further: "Agreement") is made and entered into by and between

1. SONESTA LICENSING CORPORATION, established and holding offices in the USA, further to be called "Lender", represented by its managing-director a/o president a/o vice-president,

and

2.    The limited liability company ST. MAARTEN RESORT HOTEL & CASINO N.V., established and holding offices on St. Maarten, further to be called “Borrower” and represented by its managing-director.

WHEREAS:

Lender and St. Maarten Resort Hotel & Casino N.V. have on or about this date entered into a “First Amendment” to the existing License Agreement between them, dated October 18, 2006, pursuant to which First Amendment the existing License Agreement regarding Sonesta Great Bay Resort & Casino (“Sonesta Great Bay”) will be extended for a term of 10 years, unless one of the parties exercises its right of earlier termination pursuant to said First Amendment; and

In connection with the abovementioned First Amendment, Lender agrees to provide a loan to Borrower under the following conditions and stipulations:

IT IS MUTUALLY AGREED UPON AS FOLLOWS:

WITNESSETH:

Article 1                      Loan amount/Purpose

Upon execution of documentation deemed satisfactory by both parties, Lender agrees to lend to Borrower the amount of US$ 300,000 (Three Hundred Thousand US Dollars), further called “the Loan”.  The Loan shall be used solely for the purpose of upgrading and improving Sonesta Great Bay (the “Hotel”) which upgrades and improvements are specified in “Schedule A”, which is incorporated herein by reference.  The Loan shall be funded by Lender to Borrower in accordance with the schedule attached to this Agreement as “Schedule B”, which is incorporated herein by reference.

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Article 2                      Interest

Sums advanced under the Loan shall accrue interest from the dated advanced. The interest rate applicable to the Loan shall be the one-year LIBOR rate (as measured on January 1 of each License Year, as defined in the License Agreement), plus:

•
1.5% if the annual “Gross Guestroom Revenue” (as defined in the License Agreement) for the Hotel is either less than the Gross Guestroom Revenue for the Hotel for the prior License Year, or is equal to or exceeds the Gross Guestroom Revenue for the Hotel for the prior License Year, and such excess is not more than 3.5%

•
1% if the annual Gross Guestroom Revenue for the Hotel is equal to or exceeds the Gross Guestroom Revenue for the Hotel for the prior License Year, and such excess is more than 3.5%, but not more than 7.5%

•	Zero (0) if the annual Gross Guestroom Revenue for the Hotel exceeds the Gross Guestroom Revenue for the Hotel for the prior License Year by more than 7.5%

Article 3                      Repayment

Borrower shall repay the Loan to Lender as follows:  Interest payments shall be made quarterly on the last day of each calendar quarter and the Interest Rate shall be based on LIBOR.  When Borrower’s annual financial statements are prepared and provided to Lender, pursuant to subsection 6.4.b., the parties shall agree on the applicable interest rate based on Article 2, above, and any interest owed to Lender in addition to LIBOR previously paid shall be paid by Borrower on or before the 90th day after the Borrower’s fiscal year end.

Principal payments in the amount of U.S. $30,000 shall be made on or before March 31 of each calendar year, with the first payment being due on or before March 31, 2011.

The Loan shall mature on the earlier of December 31, 2019, or the termination of the License Agreement.

Article 4                      Capital Expenditures

Borrower represents and warrants to Lender that “Schedule C” attached hereto accurately reflects the amounts spent on capital additions and replacements to Sonesta Great Bay during the period 2005 through year to date 2009 (exclusive of revenues and capital additions and replacements regarding the casino).

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Article 5                      Warranties

As an inducement to Lender to provide the Loan, Borrower hereby warrants and represents the following:

5.1.
Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the Netherlands Antilles and it has all requisite power and authority to execute and deliver this Agreement.

5.2
Other than the consent of the Central Bank of the Netherlands Antilles (“CBNA”), no consent of any person and no consent, license, approval or authorization of or registration or declaration with any governmental body, authority, bureau or agency is required in connection with the execution and delivery of this Agreement.  Borrower shall obtain the written consent of the CBNA and provide a copy of such consent to Lender prior to any funding of the Loan.

5.3.
Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated therein, nor compliance by Borrower with this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of any law, regulations, order, writ, injunction or decree of any court or governmental instrumentality.

5.4.
There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, or involving the validity or enforceability of this Agreement, and there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower which could have a material adverse affect on the ability of each or any of such parties to perform their respective obligations under this Agreement; and further, no event has occurred which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default under, any applicable law or regulation or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower’s property other than the lien and security interest created by this Agreement.

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5.5.
Borrower is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions that could render Borrower insolvent or bankrupt.  There has not been filed by or against Borrower a petition in bankruptcy, reorganization, liquidation or dissolution. All reports, statements and other data or applications for credit supplied to Lender by or on behalf of Borrower prior to or subsequent to the execution of this Agreement are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.  Any and all financial statements and applications for credit have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and accurately present the financial condition of the subject thereof as of the date thereof and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof.

5.6.
Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Government Authority, or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness.

5.7.
Borrower has filed all tax reports and returns required by any law or regulation to be filed by it, including, without limitation, any and all payroll taxes, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

Article 6                        Access to information

6.1.
Borrower shall maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and shall permit Lender to visit its hotel properties and installations to examine, audit and make and take away copies or reproductions of Borrower’s books and records, at all reasonable times. Further, Borrower shall furnish Lender with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may request from time to time.

6.2.
Lender may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the loan or the respective rights and obligations of Lender and Borrower pursuant to this Agreement.  Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

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6.3.
Borrower shall pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its hotel properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s hotel properties, income, or profits.

6.4.	Borrower shall provide Lender:

a.
As soon as available, and in any event within thirty (30) days after the end of each calendar quarter, financial statements of Borrower, including, but not limited to, a balance sheet and income statement of Borrower as of the end of such quarter, all in form and substance and in reasonable detail satisfactory to Lender and duly certified by the president or managing director of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied;

b.
As soon as available, and in any event within ninety (90) days after the end of the fiscal year of Borrower, financial statements of Borrower, including, but not limited to, a balance sheet and income statement of Borrower as of the end of the preceding fiscal year, , all in form and substance and in reasonable detail satisfactory to Lender and duly certified by the president or managing director of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied; said president or managing director shall also certify to Lender that all tax returns due as of that date have been duly filed and those returns not yet due shall be filed in a timely manner.

c.	Notice of (i) any and all material adverse changes in Borrower’s financial conditions, and (ii) all claims made against Borrower that could materially affect the financial condition of Borrower;

d.	Upon demand of Lender, evidence of payment of all assessments, taxes,

charges, levies, liens and claims on or against Borrower’s properties, income or profits, and authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower’s properties, income or profits; and such other information respecting the business, properties or condition or the operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request.

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Article 7	Negative warranties

Until the Loan and all other obligations and liabilities of Borrower under this  Agreement are fully paid and satisfied, Borrower will not, without the prior written consent of Lender: (a) make any material change in the nature of its hotel business as carried on as of the date hereof; (b) liquidate, merge or consolidate with or into any other entity; (c) sell, transfer or otherwise dispose of any of its hotel (and/or related) assets or properties; (d) create, incur or assume any lien or encumbrance on any of its hotel (and/or related) assets or properties, except as specifically permitted under this Agreement; (e) change its address, location, name, identity or corporate structure, (f) create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Lender, (ii) borrowings outstanding on the date hereof and disclosed in writing to Lender, and (iii) working capital loans and/or loans for capital improvements that (A) do not exceed U.S. $500,000 per year, and (B) are repaid in full for at least thirty (30) consecutive days each year; or (g) permit the sale or other transfer of any ownership interest in Borrower.

Article 8                       Indemnification

 Borrower hereby agrees to indemnify, defend at its sole cost and expense and hold Lender and its successors and assigns harmless from and against and to reimburse Lender with respect to, any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including without limitation attorney's fees and court costs) of any and every kind of character, known or unknown, fixed or contingent, asserted against or incurred by Lender at any time and from time to time by reason of or arising out of (i) the breach of any representation or warranty of Borrower set forth herein, and/or (ii) the failure of Borrower, in whole or in part, to perform any obligation required in this Agreement to be performed by Borrower.

Article 9                      Default & remedies

9.1	The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

(a)
A failure of Borrower to pay the principal of or interest on the Loan as and when the same becomes due and payable in accordance with the terms of this Agreement, and such failure shall continue for a period of five (5) days after receipt of written notice from Lender specifying such failure; provided, however, that Lender shall be obligated to give only one (1) such notice during any calendar year and, after the giving of such one notice, Lender shall be entitled to exercise its remedies upon any subsequent default occurring within such calendar year without any requirement of notice.

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(b)	A failure of Borrower to perform any of the covenants, obligations or agreements contained in this Agreement.

(c)
Any substantial damage to or destruction of or disappearance of Sonesta Great Bay shall occur so that, in the reasonable opinion of Lender, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time (not to exceed 270 days).

(d) The liquidation, termination, bankruptcy or dissolution of Borrower.

(e) A writ or warrant of attachment or any similar petition shall be issued by any court or other authority against all or any substantial portion of Sonesta Great Bay.

(f) If there shall occur a material adverse change in the assets, liability, financial condition or business operation of Borrower.

9.2
In the event of an occurrence of any Event of Default, Lender shall have the right, at its option, without notice or demand upon Borrower (except as expressly provided for herein or by applicable law) to do the following: (a) declare the unpaid balance of the Loan (including all principal thereof and all interest then accrued thereon) to be immediately due and payable; (b) cease further advances under the Loan; and/or (c) enforce or avail itself of any and all remedies provided in this Agreement and under applicable laws.

9.3.
All powers, rights and remedies of Lender set forth in this Agreement shall be cumulative and not exclusive of any other power, right or remedy available to Lender under this Agreement and the law to enforce the performance or observance of the covenants and agreements contained in this Agreement.

Article 10                      Miscellaneous

10.1
Each written instrument required by this Agreement to be furnished to Lender shall be furnished to Lender in one or more copies as required by Lender; and shall in all respects be in form and substance satisfactory to Lender and to its legal counsel.

10.2.
In the event any provision of this Agreement is declared or adjudged to be unenforceable or unlawful, then such unenforceable or unlawful provision shall be excised therefrom, and the remainder of this Agreement so affected, together with all rights and remedies granted thereby, shall continue and remain in full force and effect as though such unlawful or unenforceable provision had never been contained therein.

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10.3
No course of dealing between Lender and Borrower, nor any delay on the part of Lender in exercising any rights hereunder nor any failure of Lender at any time to enforce any provision of this Agreement shall operate as a waiver of any rights of Lender, except to the extent, if any, expressly waived in writing by Lender.  Lender shall have the right at any and all times, without any prior notice to any person, to enforce strict compliance with all of the provisions hereof.

10.4	Any notice, request or other communication required or permitted to be given based on this Agreement shall be in writing and must be sent via registered mail and/or courier to the following addresses:

If to the Borrower:                 St. Maarten Resort Hotel & Casino N.V.
Attn:  Saro Spadaro
19 Little Bay Road, PO Box 910
Philipsburg, St. Maarten
Netherlands Antilles

If to the Lender:                     Sonesta Licensing Company
c/o Sonesta International Hotels Corporation
Attention:  Office of the Treasurer
116 Huntington Avenue
Boston, Massachusetts  02116

Each of the parties hereto shall be entitled to specify a different address by giving written notice to the other party hereto in accordance with this section.

10.5
Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) the preparation of this Agreement, and any and all extensions, renewals, amendments, supplements, extensions or modifications thereof, (ii) any action required in the course of administration of the indebtedness and obligations evidenced by this Agreement, and (iii) any action in the enforcement of Lender's rights upon the occurrence of an Event of Default.

10.6
This Agreement will be governed by the laws of the State of New York, United States of America. Any dispute that may arise out of this Agreement  shall be fully and finally resolved by arbitration under the Commercial Rules of the Arbitration Association.  In the event of a dispute, one party shall so inform the other of its demand.  Any arbitration shall be administered by the New York, New York office of the American Arbitration Association and all arbitration hearings and proseachers shall be conducted in New York.  Either party shall apply to any court of competent jurisdiction for an order confirming the arbitration award; judgment of the court shall be entered upon the award unless the award is vacated, modified or corrected as provided by law.  The prevailing party in any such proceeding shall be entitled to recover its reasonable costs and attorney fees from the other party.

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10.7	This agreement shall be binding upon the respective parties thereto, their successors, heirs, representatives and assigns.

10.8	Time is of the essence regarding Borrower’s obligations under this Agreement.

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EXECUTED & SIGNED as of this 18th day of December, 2009

LENDER:

SONESTA LICENSING COMPANY
For them,

By:  /s/ Peter J. Sonnabend

BORROWER:

ST. MAARTEN RESORT HOTEL & CASINO N.V.
For them,

By:  /s/ Saro Spadaro

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